SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               TRIAD MEDICAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                  84-1408330
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                   Identification No.)

                        23161 Mill Creek Drive, Suite 300
                         Laguna Hills, California 92653
              (Address and Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(2), please check the following box. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-35449

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Title of Each Class                      Name of Each Exchange on Which
to be so Registered                      Each class is to be Registered

       None                              _______________________________

                    Common Stock, par value $.001 per share
                                (Title of Class)

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                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of the common stock, par value $.001 per share (the "Common Stock"), of TRIAD Medical Inc. (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus included within the Registration Statement of the Company on Amendment No. 1 to Form S-1 (the "S-1 Registration Statement") filed October 29, 1997 with the Securities and Exchange Commission (Registration No. 333-35449) which description is incorporated herein by reference.


ITEM 2. EXHIBITS.

      The following is a list of all the exhibits required to be filed as part of this registration statement:


EXHIBIT NO.                            EXHIBIT
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2.1     Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement).

2.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

5.1 Specimen Stock Certificate representing shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).

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
                                  SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          TRIAD MEDICAL, INC.

Date: October 29, 1997                    By:/s/ WILLIAM C. KLINTWORTH, JR.
                                                 William C. Klintworth, Jr.
                                                 PRESIDENT AND CHIEF EXECUTIVE
                                                 OFFICER

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